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                                                                    EXHIBIT 23.4


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated March 27, 2000 relating to the financial statements of Trailblazer Pipeline Company and Kinder Morgan Interstate Gas Transmission LLC, which appear in Kinder Morgan Energy Partners, L.P.'s Current Report on Form 8-K/A dated March 28, 2000. We also consent to the incorporation by reference of (1) our report dated February 14, 2001 relating to the financial statements of Kinder Morgan Energy Partners, L.P., which appears in Kinder Morgan Energy Partners, L.P.'s Current Report on Form 8-K dated February 16, 2001 and (2) our report dated February 14, 2001 relating to the balance sheet of Kinder Morgan G.P., Inc., which appears in Kinder Morgan
Energy Partners, L.P.'s Current Report on Form 8-K dated February 16, 2001. We also consent to the references to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

Houston, Texas
February 16, 2001